Exhibit 10.3

          MISSOURI BLUE CROSS/BLUE SHIELD LICENSE ADDENDUM





          Blue Cross and Blue Shield Association (the "National
Association") and RightCHOICE Managed Care, Inc. ("RightCHOICE") have entered into this License Addendum ("this Addendum") as of November 30, 2000 (the "date hereof").



          Whereas: The National Association is an association of independent members. The National Association licenses to each member the right to use the "Blue Cross" and/or "Blue Shield" names under which the member provides health care benefits in the state or other service area to which the license applies. The rights licensed by the National Association are herein collectively called the "Blue Cross/Blue Shield Licensed Rights."



          Whereas: Each member's right to continue to use the Blue Cross/Blue Shield Licensed Rights and to remain a member of the Association is conditioned upon that member's remaining in compliance with membership standards and requirements established by the National Association.



          Whereas: It is fundamental to the integrity of the National Association that each member remain independent of any control or influence by any particular economic interest or other special interest which might impair its ability to (i) exercise independent judgment as to the programs which will best meet the needs of the communities in the state or area for which it is responsible or (ii) function as an integral part of a unique system that depends on cooperative efforts of independent members to provide Blue Cross/Blue Shield coverage on a nationwide basis.



          Whereas:  Blue Cross and Blue Shield of Missouri
(which is called the "Old Parent" in this Addendum) has served as the primary licensee authorized by the National Association to provide health care benefits in a service area within the State of Missouri established by licenses granted by the National Association to the Old Parent (the "Missouri Service Area"). The Old Parent was originally organized as a nonprofit health services corporation incorporated in Missouri.



          Whereas: The Board of Directors of the Old Parent has approved a series of related actions (herein collectively called the "Missouri Reorganization") that are designed, among other things, to change the member holding the primary license for the provision of Blue Cross and Blue Shield health care benefits in the Missouri Service Area to an investor-owned corporation.



          Whereas: RightCHOICE has been incorporated in Delaware for the purpose of taking the place of the Old Parent as the member primarily licensed to provide health care benefits in the Missouri Service Area under the Blue Cross/Blue Shield Licensed Rights after completion of the Missouri Reorganization.



          Whereas:  Immediately prior to the Missouri
Reorganization, Old Parent owned approximately (and not more than) 80.5% of the common stock of a for-profit corporation incorporated in Missouri under the name "RightCHOICE Managed Care, Inc." ("Old RightCHOICE"). The balance of the common stock in Old RightCHOICE was owned by other investors (the "RightCHOICE Public Stockholders") and was publicly traded on the New York Stock Exchange. Old RightCHOICE operated under the Blue Cross and Blue Shield names under a controlled affiliate license granted by the National Association by reason of Old RightCHOICE's position as a subsidiary controlled by the Old Parent.



          Whereas: The Missouri Reorganization was consummated on the date hereof and included among other things the following actions: (i) Old Parent converted into a Missouri for-profit stock corporation and issued common stock representing complete ownership of Old Parent to a nonprofit public benefit corporation incorporated in Missouri in connection with the Missouri Reorganization which has the name "The Missouri Foundation for Health" and is called the "Foundation" in this Addendum; (ii) Old Parent merged into RightCHOICE; and (iii) in a subsequent merger (the "Consummating Merger") Old RightCHOICE merged into RightCHOICE. As a result of the Consummating Merger, approximately (and not less than) 19.5% of the Right Choice common stock outstanding immediately after the Consummating Merger was owned by the RightCHOICE Public Stockholders and the remaining RightCHOICE common stock was owned by the Foundation.



          Whereas: The National Association permits a member to convert to investor-owned status only if the member has in place safeguards designed to protect the member's independence including safeguards designed to prevent any institutional investor from acquiring a 10% or higher voting interest in the member, to prevent any other investor from acquiring a 5% or higher voting interest in the member, and to prevent any investor from acquiring a 20% or higher ownership interest in the member. The Foundation does not qualify as an institutional investor for purposes of these requirements.



          Whereas: The parties to the Missouri Reorganization recognized that the Missouri Reorganization would provide the Foundation with an initial ownership interest in RightCHOICE much larger than permitted by the National Association's license requirements applicable to investor-owned members and requested that the National Association: (i) grant a temporary exemption from the ownership concentration limit to provide the Foundation with time to sell its ownership in RightCHOICE to buyers whose ownership is below the National Association's limits cited in the preceding paragraph in an orderly manner though a series of underwritten public offerings or by other appropriate means; (ii) admit RightCHOICE as a member of the National Association; (iii) issue RightCHOICE Primary Licenses permitting RightCHOICE to use the names "Blue Cross" and "Blue Shield" and various other Blue Cross/Blue Shield Licensed Rights in the Missouri Service Area; and (iv) issue controlled affiliate licenses to certain affiliates controlled by RightCHOICE permitting them to utilize various Blue Cross/Blue Shield Licensed Rights.



          Whereas: The National Association agreed to grant the waiver and take the other actions specified in the preceding paragraph subject to the following conditions: (i) a package of safeguards be instituted in RightCHOICE's Charter and Bylaws and in agreements between RightCHOICE and the Foundation in order among other things to obtain the Foundation's commitment to sell down its ownership interest in RightCHOICE by prescribed minimum amounts by prescribed deadlines and to ensure that RightCHOICE remains independent of the Foundation during the period the sell down occurs; (ii) RightCHOICE explicitly agree that the licenses granted by the National Association to RightCHOICE and its controlled affiliates will automatically terminate on the terms specified in this Addendum if RightCHOICE's independence is lost or jeopardized by the loss of any of the safeguards or by the failure to observe or enforce any of the safeguards; and (iii) RightCHOICE provide certain other commitments contained in this Addendum.



          Whereas: The parties have entered into this Addendum to evidence the waiver granted by the National Association and the terms subject to which it has been granted.



     The parties hereby agree as follows:



     1. Waiver. The National Association hereby agrees that the ownership of RightCHOICE shares by the Foundation in excess of the number permitted by the RightCHOICE Primary Licenses will not be deemed to provide grounds for termination of the RightCHOICE Licenses so long as the conditions specified in Part 2 of this Addendum are satisfied. In order to obtain the waiver and consent in the preceding sentence, RightCHOICE agrees that its right to hold and utilize the RightCHOICE Primary Licenses will at all times be subject to the conditions in Part 2 of this Addendum and hereby covenants not to take or allow any action (or to fail to enforce any right or power available to it in any manner) which could provide grounds for termination of the RightCHOICE Primary Licenses other than pursuant to clause (d) of paragraph 10 of the RightCHOICE Primary Licenses.



     2.   Triggering Events.



          2.1 Selldown Commitments: A Triggering Event shall be deemed to have occurred if without the written consent of the National Association the Foundation shall Beneficially Own common stock representing:



               (a) more than 80.5% of the outstanding common stock at any time from and including the date hereof to but not including the "Three Year Divestiture Deadline", or



               (b) 50% or more of the outstanding common stock at any time from and including the "Three Year Divestiture
Deadline" to but not including the "Five Year Divestiture
Deadline", or



               (c) 20% or more of the outstanding common stock at any time on or after the "Five Year Divestiture Deadline".



     The terms "Three Year Divestiture Deadline" and "Five Year Divestiture Deadline" have the respective meanings set forth in the Voting Trust and Divestiture Agreement dated the date hereof among the Foundation, Wilmington Trust Company and RightCHOICE (herein called the "Voting Trust Agreement") as such terms are defined therein on the date hereof and without giving effect to any amendment or supplement to the Voting Trust Agreement.



     The term "Selldown Completion Date" shall be deemed to occur for purposes of this Addendum when the Foundation reduces its Beneficial Ownership of RightCHOICE common stock to less than 5% of the outstanding common stock provided that if prior to the Selldown Completion Date RightCHOICE shall issue any equity security other than common stock, then the Selldown Completion Date shall occur when the Foundation reduces its Beneficial Ownership of RightCHOICE shares to (i) less than 5% of the outstanding common stock and (ii) less than levels of ownership of RightCHOICE shares that (but for this Addendum) could provide a basis for the termination of the RightCHOICE Primary Licenses as then constituted.



          2.2 Standstill Commitment. A Triggering Event shall be deemed to have occurred if without the written consent of the National Association the Foundation shall at any time prior to the Selldown Completion Date become Beneficial Owner of any RightCHOICE shares except for (i) the common stock issuable to the Foundation in the Missouri Reorganization and (ii) common stock issued to the Foundation in connection with stock dividends, stock splits, recapitalizations and other events in which the Foundation receives the same consideration per common share owned prior to such event as every other holder of common stock and in which the voting power and percentage ownership interest represented by the Foundation Shares does not increase. The term "Foundation Shares" whenever it is used in this Addendum designates and includes all RightCHOICE shares Beneficially Owned by the Foundation at the time as of which the term shall be applied.



          2.3 Voting Trust. A Triggering Event shall be deemed to have occurred if at any time prior to the Selldown Completion
Date without the written consent of the National Association:



               (a) the Voting Trust Agreement shall be amended, eliminated or otherwise impaired or any person shall be permitted, by the ruling of any court or otherwise, to take any action contrary to any of the terms of the Voting Trust
Agreement;



               (b)  the Foundation shall breach any of its
covenants in Article V of the Voting Trust Agreement;



               (c)  the voting trust established by the Voting
Trust Agreement (the "Voting Trust") shall expire or otherwise cease to exist other than as a result of the termination of the Voting Trust Agreement pursuant to section 9.01 thereof;



               (d) except for the Undeposited Shares, any of the Foundation Shares shall be voted in any manner contrary to the express terms in the Voting Trust Agreement;



               (e) except for the Undeposited Shares, any of the Foundation Shares shall not be held on deposit in the Voting Trust and subject to all of the provisions in the Voting Trust Agreement from the time the Foundation acquires Beneficial Ownership of that Share until the earlier of (i) the sale of that Share in a manner that complies with clause (f) or (ii) the Selldown Completion Date;



               (f)  any of the Foundation Shares shall be
withdrawn from the Voting Trust for any reason other than a sale consummating at the time of such withdrawal that causes the Foundation to cease to Beneficially Own that share.



     The term "Undeposited Shares" means Foundation Shares which
(i) have not been deposited in the voting trust established by the Voting Trust Agreement and (ii) in the aggregate are at all times less than 5% of the outstanding common stock of RightCHOICE and, if RightCHOICE shall issue any equity security other than common stock, are less than 5% of the outstanding common stock and less than levels of ownership of RightCHOICE shares that (but for this Addendum) could provide a basis for termination of the RightCHOICE Primary Licenses as then constituted.



          2.4 Foundation Independence. A Triggering Event shall be deemed to have occurred if at any time prior to the Selldown Completion Date without the written consent of the National Association the Foundation shall not be independent of all federal, state, local and other governmental authority over its affairs including any authority over the composition and membership of its board of directors, other than customary regulatory powers exercised by the Missouri Attorney General over similar situated entities, provided that (i) the nomination, selection and/or election of directors of the Foundation in accordance with the provisions of the Articles of Incorporation and Bylaws for the Foundation as constituted on the date hereof shall not be deemed to breach this Section 2.4 but (ii) the election or other appointment of any person to the Foundation Board shall constitute a Triggering Event if that person shall be an officer, agent, employee or independent contractor of any governmental authority whatsoever, whether federal, state or local.



          2.5  Impairment of the Permanent Protections. A
Triggering Event shall be deemed to have occurred if at any time without the written consent of the National Association:



               (a)  Any person who does not qualify as an
"Independent Director" under RightCHOICE's Charter as constituted on the date hereof shall be elected or appointed to the RightCHOICE Board of Directors and immediately after such election or appointment, less than 80% of the sitting members of the RightCHOICE Board shall constitute Independent Directors; or



               (b)  The RightCHOICE Board shall use its
discretionary powers under the RightCHOICE Charter to cause any person not to constitute a "Major Participant" who would but for such Board action have constituted a Major Participant under
Article IV Section 4 of the RightCHOICE Charter; or



               (c) The RightCHOICE Board shall take any action that impairs or eliminates RightCHOICE's ability to eliminate any concentrated ownership of RightCHOICE shares that could provide grounds for termination of any of the RightCHOICE Licenses including but not limited to any such action under clause (12) in the definition of Beneficial Ownership in Section 1 of Article VII of the RightCHOICE Charter or any such action under Section 15 of Article VII of the RightCHOICE Charter; or



               (d) Any of the provisions in Article IV (other than provisions in Sections 2, 8 and 9 of Article IV), Article VII, Article VIII, Article X, or Article XII of RightCHOICE's Charter shall be amended, eliminated or otherwise impaired or any person shall be permitted, by the ruling of any court or otherwise, to take any action contrary to the terms of any of those provisions; or



               (e) The RightCHOICE Charter shall be amended to eliminate, change or impair the language in Article VI that reads



                         "In no event shall any director be
deemed to breach any fiduciary duty or other obligation owed to any stockholders of the Corporation or any other person by reason of (i) his or her failure to vote for (or by reason of such director's vote against) any proposal or course of action that in such director's judgment would breach any requirement imposed by the Blue Cross and Blue Shield Association (or its then successor) (the ?BCBSA") or could lead to termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation, or (ii) his or her decision to vote in favor of any proposal or course of action that in such director's judgment is necessary to prevent a breach of any requirement imposed by the BCBSA or could prevent termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation"; or



               (f)  Any shares known by RightCHOICE to be Excess
Shares under the terms of Article VII of RightCHOICE's Charter shall not be voted in accordance with the terms in Section 7 of
Article VII of RightCHOICE's Charter; or



               (g) Any of the provisions in Section 2.3, 2.11, 3.5, or 3.6 of RightCHOICE's Bylaws shall be amended, eliminated or otherwise impaired or any person shall be permitted, by the ruling of any court or otherwise, to take any action contrary to the terms of any of those provisions; or



               (h) any warranty by RightCHOICE in Section 6.4 shall not be correct (whether or not RightCHOICE or any other person knew or could have known that such warranty was incorrect).



          2.6  Notice.  RightCHOICE shall notify the National
Association in writing immediately after RightCHOICE learns of any development or state of facts that constitutes a Triggering
Event.



     3.   Termination Provisions.



          3.1 Automatic Termination. Except as otherwise provided in Section 3.2 or Section 3.3, all RightCHOICE Licenses shall automatically terminate thirty days after RightCHOICE first learns of any development or state of facts that constitutes a Triggering Event under the terms of this Addendum. The termination of any of the RightCHOICE Licenses under any of the provisions in this Addendum shall have the consequences prescribed in paragraphs 11 and 15(d) (including subparagraph
(iii) of paragraph 15(d)) of the RightCHOICE Primary Licenses and other consequences consistent therewith arising out of the terms of the RightCHOICE Licenses, this Addendum or other applicable provisions.



          3.2  Waiver Request.



               (a) RightCHOICE shall have the right to request that the National Association grant a waiver to prevent or reverse an automatic termination under Section 3.1. Any such request shall (i) describe the Triggering Event, (ii) describe the action RightCHOICE proposes to take in response to the Triggering Event, and (iii) describe the action from the National Association requested by RightCHOICE in connection with the Triggering Event.



               (b)  If in connection with any particular
Triggering Event, RightCHOICE shall actually deliver a waiver request to the National Association in writing on or prior to the thirtieth day (the "Request Deadline") after RightCHOICE first learns of the development or state of facts that constitutes that Triggering Event, then no automatic termination shall become effective by reason of the occurrence of that particular Triggering Event until the conclusion of the first meeting of the members of the National Association that occurs after receipt of such a waiver request.



               (c)  If in connection with any particular
Triggering Event, RightCHOICE shall not deliver a waiver request to the National Association in writing on or prior to the Request Deadline but shall do so after the Request Deadline, then the National Association shall have the right to temporarily reinstate all or any one or more of the RightCHOICE Licenses effective from the date upon which they would otherwise have automatically terminated under Section 3.1 upon such terms and subject to such conditions as the National Association may prescribe and utilize the procedure prescribed in Section 3.3 to determine whether the RightCHOICE Licenses shall terminate or whether an Alternative Outcome shall be prescribed. In no event shall the National Association be deemed obligated to grant any such temporary reinstatement and unless the National Association does so the automatic termination of the RightCHOICE Licenses effected under Section 3.1 shall be permanent.



          3.3  Members' Disposition.



               (a)  If any automatic termination of the
RightCHOICE Licenses shall have been postponed pursuant to the provisions of Section 3.2 until a particular meeting of the members of the National Association, then such automatic termination shall become effective at the conclusion of that meeting unless a Double Disinterested Majority in their sole discretion prescribe an alternative outcome (herein called an "Alternative Outcome").



               (b) The Alternative Outcome may have any terms as the Double Disinterested Majority shall prescribe and (without limiting by implication the discretion of such Double Disinterested Majority) may be (i) an interim outcome (such as the postponement of a final decision to a subsequent meeting subject to such conditions as such Double Disinterested Majority shall prescribe) or (ii) a final outcome in which RightCHOICE's right to retain the RightCHOICE Licenses may be made subject to such terms and conditions as the Double Disinterested Majority may prescribe and in which the terms of those RightCHOICE Licenses and or this Addendum may be changed in such manner as the Double Disinterested Majority may prescribe. The Double Disinterested Majority shall also have the right to delegate to any committee, group or person the right to establish any of the terms of an Alternative Outcome, to administer any Alternative Outcome, and/or to make determinations required under the Alternative Outcome (such as a determination as to whether RightCHOICE has satisfied any conditions that may be prescribed in the Alternative Outcome for the continuation of the RightCHOICE Licenses).



               (c) If RightCHOICE shall be dissatisfied with any Alternative Outcome, RightCHOICE shall have the right to elect to have the RightCHOICE Licenses automatically terminate rather than accept such Alternative Outcome. Unless RightCHOICE shall expressly agree in writing to the terms of an Alternative Outcome not later than the Acceptance Deadline, the RightCHOICE Licenses shall automatically terminate on the Acceptance Deadline. Unless the Double Disinterested Majority shall prescribe another date, the Acceptance Deadline for any Alterative Outcome shall be the third business day after the Double Disinterested Majority approves the Alterative Outcome.



               (d)  For purposes of this Agreement, the term
"Double Disinterested Majority" means a majority of the disinterested members of the National Association and a majority of the total then current weighted vote of the disinterested members of the National Association.



          3.4  Each Triggering Event Operates Independently.
Each Triggering Event shall operate independently of any other Triggering Event for purposes of this Addendum. Every Triggering Event shall constitute a separate and self-sufficient cause for automatic termination of the RightCHOICE Licenses regardless of whether any prior occurrence of such event or any other event shall have been waived absolutely or conditionally. Accordingly whenever a development occurs or a state of facts exists that constitutes a Triggering Event under any of the provisions in
Part 2, (i) that development or state of facts shall cause an automatic termination of the RightCHOICE Licenses under Section
3.1 unless a separate Alternative Outcome shall be separately approved for that particular Triggering Event under the provisions of Section 3.3 and (ii) the result prescribed in clause (i) shall occur regardless of whether one or more Triggering Events shall have earlier occurred and regardless of the outcome of any preceding Triggering Event.



          3.5 Association's Independent Authority. The National Association shall have the right and power to make each determination available to it under this Addendum in such manner as the National Association shall determine in its sole discretion and shall not be under any explicit or implicit obligation to act in any particular manner or to avoid any particular course of action. Without limiting by implication the generality of the preceding provisions, in no event shall the National Association have any duty or obligation (i) to prevent any automatic termination of the RightCHOICE Licenses or to approve any Alternative Outcome to any such automatic termination or (ii) to treat any particular development or circumstances in a manner consistent with the manner in which the National Association treated any prior development or circumstances (whether involving RightCHOICE or any other National Association member).



     4.   License Relationships



          4.1 This Addendum Controls. The RightCHOICE Primary Licenses and all other RightCHOICE Licenses granted on or after the date hereof shall be deemed subject to this Addendum regardless of whether any such RightCHOICE License explicitly so states or otherwise refers to this Addendum. In the event there shall be any conflict between any provision in this Addendum and any provision in any of the RightCHOICE Licenses, this Addendum shall control.



          4.2 No Other Waiver. Nothing herein shall constitute a waiver of the National Association's rights to terminate the RightCHOICE Licenses for any reason allowed under the RightCHOICE Licenses other than the reason expressly waived in Part 1 of this Addendum.



          4.3 Cancellation of Preceding Licenses. All agreements, understandings or other circumstances which were made or arose prior to the date hereof granting Old Parent, Old RightCHOICE, RightCHOICE or any of their respective subsidiaries, affiliates or predecessors licenses or rights in the Blue Cross name or Blue Shield name or other rights licensed by the National Association are hereby terminated, and neither RightCHOICE, Old RightCHOICE nor Old Parent nor any of their respective affiliates shall have any rights under or by reason of such earlier agreements, understandings or other circumstances. The rights of RightCHOICE and its subsidiaries and affiliates to use the Blue Cross name, the Blue Shield name and other rights licensed by the National Association shall instead be derived from and after the date hereof exclusively from the RightCHOICE Licenses and related written agreements granted on or after the date hereof. No rule of strict construction, rule resolving ambiguities against the person who drafted the provision giving rise to such ambiguities, or other such rule of interpretation shall be applied against any party with respect to this Addendum or any RightCHOICE License.



     5. Definitions. The following terms shall have the following meanings as used herein:



          Beneficially Own. The terms "Beneficially Own" and "Beneficial Owner" each has the meaning it is given in Article VII of the Charter as constituted on the date hereof. For purposes of determining the percentage of outstanding shares that any particular person (including the Foundation) shall be deemed to Beneficially Own at any particular time, the number of outstanding shares shall be deemed equal to the number of shares then actually outstanding plus any shares not then outstanding that the particular person shall be deemed to Beneficially Own at that particular time.



          Charter.  The term "Charter" means RightCHOICE's
Certificate of Incorporation.



          Common Share. The term "common share" means a share of common stock.



          Common Stock The term "common stock" means common stock issued or issuable by RightCHOICE.



          RightCHOICE Licenses. The term "RightCHOICE Licenses" designates and includes both the RightCHOICE Primary Licenses and any other licenses which shall have been granted by the National Association to RightCHOICE or to any subsidiary or affiliate of RightCHOICE and shall be in effect at the time as of which the term shall be applied. In the event the RightCHOICE Primary Licenses shall terminate, such termination shall have the effect of terminating all other RightCHOICE Licenses and terminating the right of any RightCHOICE subsidiary or affiliate to use the Blue Cross or Blue Shield name and all other names or rights licensed from the National Association.



          RightCHOICE Primary Licenses. The term "RightCHOICE Primary Licenses" means (i) the license to use the Blue Cross name and all other rights granted under or by reason of the Blue Cross License Agreement dated the date hereof between the National Association and RightCHOICE and under any amendments or supplements to, or restatements or replacements of, that Agreement and (ii) the license to use the Blue Shield name and all other rights granted under or by reason of the Blue Shield License Agreement dated the date hereof between the National Association and RightCHOICE and under any amendments or supplements to, or restatements or replacements of, that Agreement.



          RightCHOICE Share. The term "RightCHOICE share" designates and includes a share of common stock or a share (or other basic unit) of any class, series or kind of any other equity security which RightCHOICE may at any time issue or be authorized to issue.



     6.   Miscellaneous



          6.1 Assignment. RightCHOICE shall not assign its rights or obligations under this Addendum to any other person without the prior written consent of the National Association. The National Association shall have the right to assign its rights under this Addendum to any corporation or other entity which shall assume any of its responsibility for the Blue Cross or Blue Shield name or other rights licensed under the RightCHOICE Primary Licenses. This Addendum and the provisions hereof shall be binding upon each of the parties, and their successors and assigns, and shall inure to the benefit of each party's successors and permitted assignees.



          6.2 Amendment. Any term or provision of this Addendum may be amended, and the observance of any term of this Addendum may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions. No oral agreement, arrangement or understanding which might otherwise affect the rights or obligations of any person under or by reason of this Addendum or any of the RightCHOICE Licenses shall be effective to change any of the rights or obligations that would otherwise arise under or by reason of this Addendum or any of the RightCHOICE Licenses.



          6.3 Specific Enforcement. Each of the parties acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants of the other party set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to either party to this Addendum in connection with any such violation or prospective violation, such party shall have the right to enforce such covenant by specific performance, by injunctive relief or by any other means available to such party at law or in equity.



          6.4 RightCHOICE Warranties. RightCHOICE warrants to the National Association that: (i) the Missouri Reorganization has become effective in Delaware and Missouri on the terms and with the effect described in the proxy statement/prospectus, dated October 4, 2000, by RightCHOICE and Old RightCHOICE and that proxy statement/prospectus does not contain any misstatement of a material fact or omit any material fact necessary to prevent any statement made therein from being misleading; (ii) RightCHOICE provided the National Association prior to the date hereof with a complete and accurate copy of the Amended and Restated Settlement Agreement among Old RightCHOICE, the Attorney General of the State of Missouri, the Missouri Department of Insurance and Blue Cross and Blue Shield of Missouri as constituted on the date hereof and all exhibits to that Amended and Restated Settlement Agreement as constituted on the date hereof; (iii) the terms of RightCHOICE's Charter, RightCHOICE's Bylaws, the Voting Trust Agreement and the Registration Rights Agreement between RightCHOICE and the Foundation and the Foundation's Articles of Incorporation and Bylaws, all as constituted immediately after the Missouri Reorganization and as constituted at the time of the execution and delivery of this Addendum are identical to the terms of such documents attached to the Amended and Restated Settlement Agreement cited in clause
(ii) except for those changes provided to the National Association in writing prior to the date hereof; (iv) the Foundation has executed and delivered the Voting Trust Agreement and the Registration Rights Agreement; (v) there are no agreements or understandings that govern the rights or obligations of RightCHOICE or the Foundation with respect to each other except those cited in clause (iii) or disclosed to the National Association prior to the date hereof; the Amended and Restated Settlement Agreement and other exhibits to the Amended and Restated Settlement Agreement; (vi) on the date hereof and after giving effect to the consummation of the Missouri Reorganization, the Foundation Beneficially Owns not more than 80.5% of RightCHOICE's outstanding common stock; (vii) on the date hereof and after giving effect to the consummation of the Missouri Reorganization, RightCHOICE has no knowledge that any person other than the Foundation Beneficially Owns more than 5% of RightCHOICE's outstanding common stock except that Heartland Advisors, Inc. ("Heartland") Beneficially Owns more than 5% but less than 10% of RightCHOICE's outstanding common stock; (viii) Heartland qualifies as an "Institutional Investor" as defined in the RightCHOICE Primary Licenses; (ix) on the date hereof and after giving effect to the consummation of the Missouri Reorganization there are no RightCHOICE shares outstanding other than common stock and RightCHOICE has no obligation to issue any RightCHOICE shares other than common stock; and (x) the Board of Directors of RightCHOICE is on the date hereof comprised exclusively of the individuals named in the proxy statement/prospectus cited in clause (i) as the individuals who will serve on such Board after completion of the Consummating Merger; and (xi) each of the Board of Directors of the Foundation and the Community Advisory Committee established for purposes of the Foundation's Bylaws is on the date hereof comprised exclusively of the individuals named on a list provided to the National Association prior to the date hereof as the individuals who will serve on such Board or Committee after completion of the Consummating Merger.



          6.5 Citations. The citations in this Addendum to provisions in RightCHOICE's Charter, Bylaws, and Voting Trust Agreement are to the versions of those documents cited in clause
(iii) of Section 6.4 and in the event the nomenclature used in such document shall change, then the citation in this Addendum shall be deemed to refer to the provision in that document having the same wording as the provision in the original document cited in clause (iii) of Section 6.4.



          6.6  Illinois Law Governs.  The internal laws of the
State of Illinois (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Addendum, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.





          Each of the parties has executed this Addendum to evidence its agreement to be bound by all of its terms.





                              Blue Cross and Blue Shield Association



                              By: /s/ Roger G. Wilson

                                  Name:  Roger G. Wilson

                                  Title: Senior Vice President







                              RightCHOICE Managed Care,  Inc.

                                   (a Delaware corporation identified herein
 as "RightCHOICE")




                              By: /s/ John A. O'Rourke

                                  Name:  John A. O'Rourke

                                  Title: President